                                                                     EXHIBIT 5.1



                            Dechert Price & Rhoads
                             30 Rockefeller Plaza
                           New York, New York 10112








                                    November 6, 1997

Jitney-Jungle Stores of America, Inc.
1770 Ellis Avenue, Suite 200
Jackson, Mississippi 39204

                     JITNEY-JUNGLE STORES OF AMERICA, INC.
                  10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

Dear Sirs:

            We have acted as counsel for Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "Issuer"), and the subsidiaries of the Issuer listed on Schedule A hereto (the "Guarantors") in connection with the filing by the Issuer and the Guarantors of a Registration Statement on Form S-4, Registration No. 333-38957 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $200 million aggregate principal amount of the Issuer's 10 3/8% Senior Subordinated Notes Due 2007 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Existing Notes") pursuant to the Registration Rights Agreement among the Issuer, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston filed as Exhibit 4.2 to the Registration Statement. The New Notes are to be guaranteed on a senior subordinated basis (the "Guarantees") by each of the Guarantors and are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantors and Marine Midland Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

Jitney-Jungle Stores of America, Inc.
November 6, 1997
Page 2

            In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

            We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes.

            Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            1. The New Notes have been duly authorized by the Issuer and, when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the New Notes have been duly executed by the Issuer and when the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will be valid and binding obligations of the Issuer.

            2. The Guarantees have been duly authorized by each of the Guarantors and, when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the New Notes have been duly executed by the Issuer, when the notation of the Guarantees on the New Notes has been duly endorsed by each Guarantor and when the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Guarantees will be valid and binding obligations of the Guarantors.

Jitney-Jungle Stores of America, Inc.
November 6, 1997
Page 3


            Our opinion is subject to: (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers and (ii) limitations imposed by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            This opinion is rendered to the Issuer in connection with the filing of the Registration Statement and for no other purpose. We are members of the Bar of the State of New York, and except as contemplated by the next succeeding sentence we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of New York. In rendering the opinions set forth above as to the due authorization of the New Notes and the Guarantees , we have relied, with your approval, upon the opinions of Butler, Snow, O'Mara, Stevens & Cannada, PLLC; Hand Arendall, L.L.C.; Maynard, Cooper & Gale, P.C.; and Liskow & Lewis. Copies of all such opinions are attached hereto.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ DECHERT PRICE & RHOADS

Jitney-Jungle Stores of America, Inc.
November 6, 1997
Page 4

                                  SCHEDULE A

      GUARANTOR                                  JURISDICTION OF INCORPORATION

Southern Jitney Jungle Company                          Mississippi
McCarty-Holman Co., Inc.                                Mississippi
Interstate Jitney-Jungle Stores, Inc.                   Alabama
Pump and Save, Inc.                                     Mississippi
Jitney-Jungle Bakery, Inc.                              Mississippi
Delchamps, Inc.                                         Alabama
Supermarket Cigarette Sales, Inc.                       Louisiana

                          Butler, Snow, O'Mara, Stevens & Cannada
                                  Deposit Guaranty Plaza
                            210 East Capitol Street, 17th Floor
                                     Jackson, MS 39201

November 6, 1997

                                                         Writer's Direct Number
                                                              (601) 949-4513

Jitney-Jungle Stores of America, Inc.
1770 Ellis Avenue, Suite 200
Jackson, Mississippi 39204

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, New York 10112

                      JITNEY-JUNGLE STORES OF AMERICA, INC.
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

Dear Sirs:

            We have acted as local counsel for Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "Issuer"), and the subsidiaries of the Issuer listed on Schedule A hereto (the "Guarantors") in connection with the filing by the Issuer, the Guarantors and certain other subsidiaries of the Issuer (the "Other Guarantors") of a Registration Statement on Form S-4, Registration No. 333-38957 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $200 million aggregate principal amount of the Issuer's 10 3/8% Senior Subordinated Notes Due 2007 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Existing Notes") pursuant to the Registration Rights Agreement among the Issuer, the Guarantors, the Other Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston filed as Exhibit 4.2 to the Registration Statement. The New Notes are to be guaranteed on a senior subordinated basis (the "Guarantees") by each of the Guarantors and the Other Guarantors and are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantors, the Other Guarantors and Marine Midland Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

            In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

            Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that (i) the New Notes have been duly authorized by the Issuer, and (ii) the Guarantees have been duly authorized by each of the Guarantors.

            This opinion is rendered to the Issuer and to Dechert Price & Rhoads in connection with the filing of the Registration Statement and for no other purpose. We are members of the Bar of the State of Mississippi, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Mississippi.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,

                        BUTLER, SNOW, O'MARA, STEVENS & CANNADA, PLLC

                        /s/ BUTLER, SNOW, O'MARA, STEVENS & CANNADA

                                   SCHEDULE A

      GUARANTOR                                   JURISDICTION OF INCORPORATION

Southern Jitney Jungle Company                              Mississippi
McCarty-Holman Co., Inc.                                    Mississippi
Pump and Save, Inc.                                         Mississippi
Jitney-Jungle Bakery, Inc.                                  Mississippi

                                      Liskow & Lewis
                                     One Shell Square
                               New Orleans, Louisiana 70139

                                    November 6, 1997

Jitney-Jungle Stores of America, Inc.
1770 Ellis Avenue, Suite 200
Jackson, Mississippi 39204

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, New York 10112

            Re:   Jitney-Jungle Stores of America, Inc.
                  10 3/8% Senior Subordinated Notes due 2007

Dear Sirs:

            We have acted as special Louisiana counsel to Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "Issuer"), and the subsidiary of the Issuer listed on Schedule A hereto (the "Guarantor") in connection with the filing by the Issuer, the Guarantor and certain other subsidiaries of the Issuer (the "Other Guarantors") of a Registration Statement on Form S-4, Registration No. 333-38957 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $200 million aggregate principal amount of the Issuer's 10 3/8% Senior Subordinated Notes Due 2007 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). We have been advised that the New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Existing Notes") pursuant to the Registration Rights Agreement among the Issuer, the Guarantor, the Other Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston filed as Exhibit 4.2 to the Registration Statement. We have further been advised that the New Notes are to be guaranteed on a senior subordinated basis (the "Guarantee") by the Guarantor and the Other Guarantors and are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantor, the Other Guarantors and Marine Midland Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement and that the Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

            In connection with the foregoing, we have reviewed copies of the following documents (the "Examined Documents"):

            (a) A certified copy of the Articles of Incorporation of Guarantor and all amendments thereto, issued by the Secretary of State of Louisiana, dated September 11, 1997 (the "Articles of Incorporation");

            (b) A copy of the By-Laws of Guarantor, certified by the Secretary of Guarantor in a certificate dated September 15, 1997 (the "By-Laws");

            (c) Certificate of Existence issued by the Secretary of State of Louisiana regarding the corporate existence of Guarantor, dated September 18, 1997;

            (d) A Certificate of Good Standing issued by the Secretary of State of Louisiana with respect to Guarantor, dated September 11, 1997; and

            (e) Certified Resolutions of Guarantor, dated November 6, 1997 (the "Resolutions").

            In making our examination of the Examined Documents, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing the Examined Documents, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means).

            We have represented Guarantor only in connection with the rendering of this opinion and our opinion dated September 11, 1997 and have not otherwise represented Guarantor.

            Based solely upon such examination and subject to the foregoing and other limitations set forth herein, we are of the opinion that the Guarantee has been duly authorized by the Guarantor.

            In addition to the qualifications and assumptions set forth above, the foregoing opinion is subject to the following qualifications and assumptions:

            A. We have assumed that the Guarantee is substantially identical to the Senior Subordinated Note Subsidiary Guarantee (as defined in the
Resolutions).

            B.    We have assumed the legal capacity of natural persons.

            C. The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guaranties or warranties and should not be construed as such. By rendering our opinion, we do not undertake to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

            This opinion is rendered to the Issuer and to Dechert Price & Rhoads in connection with the filing of the Registration Statement and for no other purpose. We are members of the Bar of the State of Louisiana, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Louisiana.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ LISKOW & LEWIS

                                    Liskow & Lewis,
                                    A Professional Law Corporation

                                   SCHEDULE A

      GUARANTOR                              JURISDICTION OF INCORPORATION

Supermarket Cigarette Sales, Inc.                     Louisiana

                          Maynard, Cooper & Gale, P.C.
                             1901 Sixth Avenue North
                        Suite 2400 AmSouth/Halbert Plaza
                            Birmingham, Alabama 35203

                                November 6, 1997

Jitney-Jungle Stores of America, Inc.
1770 Ellis Avenue, Suite 200
Jackson, Mississippi 39204

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, New York 10112

                      JITNEY-JUNGLE STORES OF AMERICA, INC.
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

Dear Sirs:

            We have acted as local Alabama counsel for Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "Issuer"), and the subsidiary of the Issuer listed on Schedule A hereto (the "Guarantor") in connection with the filing by the Issuer, the Guarantor and certain other subsidiaries of the Issuer (the "Other Guarantors") of a Registration Statement on Form S-4, Registration No. 333-38957 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering up to $200 million aggregate principal amount of the Issuer's 10 3/8% Senior Subordinated Notes Due 2007 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Existing Notes") pursuant to the Registration Rights Agreement among the Issuer, the Guarantor, the Other Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston filed as Exhibit 4.2 to the Registration Statement. The New Notes are to be guaranteed on a senior subordinated basis (the "Guarantees") by the Guarantor and the Other Guarantors and are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantor, the Other Guarantors and marine Midland Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

            In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Guarantor), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Guarantor.

            Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Guarantee has been duly authorized by the Guarantor.

            This opinion is rendered to the Issuer and to Dechert Price & Rhoads in connection with the filing of the Registration Statement and for no other purpose. We are members of the Bar of the State of Alabama, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Alabama.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    MAYNARD, COOPER & GALE, P.C.

                                    By:  /s/ J. Michael Savage
                                       ---------------------------

                                   SCHEDULE A

      GUARANTOR                                  JURISDICTION OF INCORPORATION

Interstate Jitney-Jungle Stores, Inc.                       Alabama

                              Hand Arendall, L.L.C.
                        3000 First National Bank Building
                              Mobile, Alabama 36601

                                November 6, 1997

Jitney-Jungle Stores of America, Inc.
1770 Ellis Avenue, Suite 200
Jackson, Mississippi 39204

Dechert Price & Rhoads
30 Rockefeller Plaza
New York, New York 10112

Ladies and Gentlemen:

            In furtherance of our representation as special Alabama counsel to Delchamps, Inc., an Alabama corporation ("Delchamps"), in connection with that certain Purchase Agreement dated as of September 10, 1997, among Delchamps, Jitney-Jungle Stores of America, Inc., Southern Jitney-Jungle Company, McCarty-Holman Co., Inc., Pump and Save, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston, we have been asked to render the opinion set forth herein. In such capacity, we have examined copies, certified or otherwise identified to our satisfaction, of the following documents:

            (a) The Articles of Incorporation and By-Laws of Delchamps, and all amendments thereto;

            (b) Directors' Resolution of Delchamps relating to, among other things, the execution and delivery of the Guarantee referred to below;

            (c) A certificate of an officer of Delchamps certifying as to each of the foregoing items and as to certain factual matters; and

            (d) A form, as approved in the Directors' Resolution referred to above, of a Senior Subordinated Note Subsidiary Guarantee (the "Guarantee") by Delchamps of certain 10 3/8% Senior Subordinated Notes Due 2007 to be issued by Jitney-Jungle Stores of America, Inc. (the "New Notes").

            In addition to the foregoing we have made such limited examination of the laws of the State of Alabama as we have deemed necessary to our rendering the opinion set forth below.

            We have not represented Delchamps with respect to any of the undertakings or transactions pertaining to the Guarantee or the New Notes. We have not participated in the negotiation or preparation of the Guarantee. We are not general corporate counsel to Delchamps.

Accordingly, as to the factual matters forming the basis of this opinion, we have relied solely upon our examination of the documents listed above in this opinion as having been examined by us. We have not undertaken any independent review or investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact that we are acting as special Alabama counsel for Delchamps. Without limiting the generality of the foregoing, we have not made any independent review or investigation of agreements, instruments, orders, judgments, rules or other regulations or decrees by which Delchamps may be bound or to which it may be subject, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against Delchamps.

            We have assumed, with your permission, the legal capacity of natural persons, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

            Based solely upon such examination and subject to the foregoing and the other limitations set forth herein, it is our opinion that the Guarantee has been duly authorized by Delchamps.

            This opinion is rendered to Jitney-Jungle Stores of America, Inc. and to Dechert Price & Rhoads in connection with the filing of a Registration Statement on Form S-4 pertaining to the New Notes and for no other purpose. We hereby consent to the filing of this opinion as an exhibit to such Registration Statement.

                                    Very truly yours,

                                    HAND ARENDALL, L.L.C.

                                    By:   /s/ Preston Bolt
                                        ----------------------